UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 3, 2024

Entergy New Orleans, LLC
(Exact name of registrant as specified in its charter)

Texas	1-35747	82-2212934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Perdido Street, New Orleans, Louisiana		70112
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(504) 670-3702

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Mortgage Bonds, 5.0% Series due December 2052	ENJ	New York Stock Exchange
Mortgage Bonds, 5.50% Series due April 2066	ENO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 3, 2024, Entergy New Orleans, LLC (the “Company”) entered into a Bond Purchase Agreement between the Company and the institutional investors named as purchasers therein (the “Bond Purchase Agreement”). The Bond Purchase Agreement provides for the issuance of (i) $35,000,000 aggregate principal amount of its First Mortgage Bonds, 6.25% Series due June 15, 2029 (the “Bonds of the Twenty-ninth Series”), (ii) $65,000,000 aggregate principal amount of its First Mortgage Bonds, 6.41% Series due June 15, 2031 (the “Bonds of the Thirtieth Series”) and (iii) $50,000,000 aggregate principal amount of its First Mortgage Bonds, 6.54% Series due June 15, 2034 (the “Bonds of the Thirty-first Series” and, collectively with the Bonds of the Twenty-ninth Series and the Bonds of the Thirtieth Series, the “Bonds”) in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The Bonds are expected to be issued on or about May 23, 2024 pursuant to the Mortgage and Deed of Trust, dated as of May 1, 1987, from the Company to The Bank of New York Mellon, as trustee, as amended and supplemented, and as it shall be further supplemented by the Twenty-fifth Supplemental Indenture to be dated as of May 1, 2024 (the “Twenty-fifth Supplemental Indenture”) (the “Mortgage”).

The Bonds of the Twenty-ninth Series will bear interest at the rate of 6.25 percent per annum, payable semi-annually on June 15 and December 15 each year, commencing June 15, 2024, and will mature on June 15, 2029. The Bonds of the Twenty-ninth Series will be subject to redemption prior to maturity at the option of the Company, in whole or in part, at a redemption price equal to the principal amount thereof plus a “make-whole” premium and plus accrued interest, until May 15, 2029, and on and after that date, at 100% of the principal amount thereof plus accrued interest. The Bonds of the Thirtieth Series will bear interest at the rate of 6.41 percent per annum, payable semi-annually on June 15 and December 15 each year, commencing June 15, 2024, and will mature on June 15, 2031. The Bonds of the Thirtieth Series will be subject to redemption prior to maturity at the option of the Company, in whole or in part, at a redemption price equal to the principal amount thereof plus a “make-whole” premium and plus accrued interest, until May 15, 2031, and on and after that date, at 100% of the principal amount thereof plus accrued interest. The Bonds of the Thirty-first Series will bear interest at the rate of 6.54 percent per annum, payable semi-annually on June 15 and December 15 each year, commencing June 15, 2024, and will mature on June 15, 2034. The Bonds of the Thirty-first Series will be subject to redemption prior to maturity at the option of the Company, in whole or in part, at a redemption price equal to the principal amount thereof plus a “make-whole” premium and plus accrued interest, until March 15, 2034, and on and after that date, at 100% of the principal amount thereof plus accrued interest. The Bonds will have additional redemption provisions substantially identical to those in all currently outstanding series of first mortgage bonds issued under the Mortgage.

The descriptions set forth above are qualified in their entirety by reference to the Mortgage, as amended and supplemented to date and filed as Exhibit 4(f)1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and to the Twenty-fifth Supplemental Indenture expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy New Orleans, LLC
(Registrant)
Date: April 3, 2024
/s/ Barrett E. Green
(Signature) Barrett E. Green Vice President and Treasurer